UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2017

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 30, 2017, the registrant’s online search and search-related services subsidiary Sogou Inc., a Cayman Islands company (“Sogou”) (NYSE: SOGO), announced that the underwriters of Sogou’s initial public offering (the “IPO”) have exercised their over-allotment option to purchase an additional 5,643,856 American depositary shares (“ADSs”), each representing one Class A Ordinary Share of Sogou. Pursuant to terms of the over-allotment option, the underwriters purchased the additional ADSs from Sogou for the IPO price of US$13.00 per ADS, less an underwriting discount and commission of US$0.65 per ADS, or a net price of US$12.35 per ADS.

Total proceeds to Sogou from ADSs sold in the IPO, including the 45,000,000 ADSs sold initially and the 5,643,856 ADSs sold pursuant to the over-allotment option, were approximately US$625,450,000, after deducting underwriting discounts and commissions but before deducting offering expenses payable by Sogou.

Effective upon the completion of the IPO on November 13, 2017, all of the Sogou shares held by Sohu were redesignated as Class B Ordinary Shares. Each Class B Ordinary Share is entitled to ten votes per share on any matter brought to a vote of Sogou shareholders, whereas Class A Ordinary Shares (which the ADSs represent) are entitled to one vote per share. Following the completion of the IPO and the underwriters’ exercise of the over-allotment option, Sohu beneficially owns approximately 33.0% of the total of Sogou’s outstanding Class A and Class B Ordinary Shares and controls approximately 43.9% of the total voting power of the combined total of Sogou’s outstanding Class A and Class B Ordinary Shares. Tencent Holdings Limited (“Tencent”) beneficially owns approximately 38.2% of the total of Sogou’s outstanding Class A and Class B Ordinary Shares and controls approximately 52.2% of the total voting power of the combined total of Sogou’s outstanding Class A and Class B Ordinary Shares. Under a voting agreement among Sohu, Tencent, and Sogou that took effect upon the completion of the IPO, Sohu has the right to appoint a majority of Sogou’s Board of Directors. Following the IPO, Sohu continues to consolidate Sogou’s revenues and expenses in its financial statements, and provides for non-controlling interests reflecting ordinary shares in Sogou held by shareholders other than Sohu.

In addition, following the completion of the IPO and the underwriters’ exercise of the over-allotment option, Photon Group Limited, the investment vehicle of Dr. Charles Zhang, Sohu’s Chairman and Chief Executive Officer and the Chairman of Sogou, beneficially owns Sogou Class A Ordinary Shares representing approximately 8.1% of the total of Sogou’s outstanding Class A and Class B Ordinary Shares; Xiaochuan Wang, Sogou’s Chief Executive Officer, beneficially owns Sogou Class A Ordinary Shares representing approximately 5.2% of the total of Sogou’s outstanding Class A and Class B Ordinary Shares; and other members of Sogou management beneficially own Sogou Class A Ordinary Shares representing approximately 1.6% of the total of Sogou’s outstanding Class A and Class B Ordinary Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 5, 2017	SOHU.COM INC.

	By:	/s/ Joanna Lv
Joanna Lv Acting Chief Financial Officer